Exhibit 32.1
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    Certification of CEO and CFO Pursuant to18 U.S.C. Section 1350 as adopted
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission by ATX Communications, Inc. (the "Company") on the date hereof (the "Report"), Thomas Gravina, as Chief Executive Officer of the Company, and Michael A. Peterson, as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ Thomas J. Gravina
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Name:   Thomas J. Gravina
Title:  President - Chief Executive
        Officer
Date:   August 12, 2003


By:  /s/ Michael A. Peterson
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Name:  Michael A. Peterson
Title: Executive Vice President - Chief
       Operating Officer and Chief
       Financial Officer
Date:  August 12, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.